UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2022

BLACKROCK DIRECT LENDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-56231	85-3439073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2951 28th Street, Suite 1000 Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 566-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On July 28, 2022, the Board of Directors (the “Board”) of the BlackRock Direct Lending Corp. (the “Company”) appointed John Doyle, a member of BlackRock’s Global Credit Platform, as an interested director to the Board effective immediately. Mr. Doyle was concurrently appointed as President and Chief Operating Officer of the Company.

Prior to his current role, Mr. Doyle was a Director at Tennenbaum Capital Partners, LLC. Prior to Tennenbaum, Mr. Doyle was a Principal at Hercules Capital. Previously, Mr. Doyle held positions at Silver Lake Kraftwerk, Hyde Park Venture Partners and Fountain Partners.

Mr. Doyle earned a bachelor's degree in Business Administration from University of Southern California and an M.B.A. from The University of Chicago.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock Direct Lending Corp.

Date: August 3, 2022	By:	/s/ Nik Singhal
	Name:	Nik Singhal
	Title:	Chief Executive Officer